SCHEDULE 14A INFORMATION

THE SECURITIES EXCHANGE ACT OF 1934

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[   ] Preliminary Proxy Statement
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[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

VIASAT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6155 El Camino Real
Carlsbad, CA 92009

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of ViaSat, Inc.:

      The annual meeting of stockholders of ViaSat, Inc. will be held at the corporate offices of ViaSat at 6155 El Camino Real, Carlsbad, California on September 3, 2002 at 8:30 a.m. for the following purposes:

1. To elect one director for a three-year term to expire at the 2005 annual meeting of stockholders. The present Board of Directors of ViaSat has nominated and recommends for election as director the following person:

Mark D. Dankberg

2. To transact any other business that may properly come before our annual meeting or any adjournment or postponement of the meeting.

      The Board of Directors has fixed the close of business on July 19, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement of the meeting.

      Accompanying this notice of annual meeting is a proxy. Whether or not you expect to be at the annual meeting, please complete, sign and date the enclosed proxy and return it promptly. If you plan to attend the annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

      All stockholders are cordially invited to attend the annual meeting.

By Order of the Board of Directors

MARK D. DANKBERG
Chairman of the Board, President
and Chief Executive Officer

Carlsbad, California

July 24, 2002

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why did you send me this proxy statement?
What am I voting on?
How many votes do I have?
How do I vote by proxy?
May I revoke my proxy?
How do I vote in person?
What constitutes a quorum?
What vote is required to elect the director?
What is the effect of abstentions and broker non-votes?
What are the costs of soliciting these proxies?
How do I obtain an Annual Report on Form 10-K?
PROPOSAL 1: ELECTION OF DIRECTOR
Information Regarding Directors
Board Committees and Meetings
REPORT OF THE AUDIT COMMITTEE OF THE BOARD
Compensation of Directors
Vote Required; Recommendation of the Board of Directors
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Compensation
Compensation Plans
Compensation Committee Interlocks and Insider Participation
Committee Report on Executive Compensation
PERFORMANCE GRAPH
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
Audit Fees.
Financial Information Systems Design and Implementation Fees.
All Other Fees.
SECTION 16(a) REPORTING
STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
OTHER MATTERS

6155 El Camino Real

Carlsbad, CA 92009

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

       The Board of Directors of ViaSat, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held on September 3, 2002, at 8:30 a.m., at the corporate offices of ViaSat at 6155 El Camino Real, Carlsbad, California 92009.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

      We sent you this proxy statement and the enclosed proxy card because ViaSat’s Board of Directors is soliciting your proxy to vote at the 2002 annual meeting of stockholders. This proxy statement summarizes the information you need to know to vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

      On or about July 31, 2002, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote. Only stockholders who owned ViaSat common stock at the close of business on July 19, 2002 are entitled to vote at the annual meeting. On this record date, there were 26,008,006 shares of ViaSat common stock outstanding. Common stock is our only class of stock entitled to vote. We are also sending along with this proxy statement our 2002 Annual Report, which includes our financial statements.

What am I voting on?

      The election of one director to serve a three-year term. The present Board of Directors of ViaSat has nominated and recommends for election as director the following person:

      Mark D. Dankberg

How many votes do I have?

      Each share of ViaSat common stock that you own entitles you to one vote.

How do I vote by proxy?

      Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend or vote at the meeting.

      If you properly complete your proxy card and send it to us in time to vote, your proxy (i.e., one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR the election of the one nominee for director as recommended by the Board of Directors.

      If any other matter is presented at the annual meeting, your proxy will vote in accordance with his best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

May I revoke my proxy?

      If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	You may send in another signed proxy with a later date,

•	You may notify ViaSat’s Secretary, Gregory D. Monahan, in writing before the annual meeting that you have revoked your proxy, or

•	You may notify ViaSat’s Secretary in writing before the annual meeting and vote in person at the meeting.

How do I vote in person?

      If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on July 19, 2002, the record date for voting.

What constitutes a quorum?

      The presence at the annual meeting, in person or by proxy, of a majority of our outstanding common stock, or approximately 13,004,004 shares, constitutes a quorum at the meeting, permitting us to conduct our business. Proxies that are returned to us that reflect abstentions or include broker non-votes will be treated as present and entitled to vote for purposes of determining the presence of a quorum.

What vote is required to elect the director?

      The nominee for director who receives the most votes will be elected. Voting results will be tabulated and certified by our transfer agent, Computershare Investor Services LLC.

What is the effect of abstentions and broker non-votes?

      Shares represented by proxies that reflect abstentions or include broker non-votes will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will have no effect on the outcome of the election.

What are the costs of soliciting these proxies?

      We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

How do I obtain an Annual Report on Form 10-K?

      If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2002 that we filed with the Securities and Exchange Commission, we will send you one without charge. Please write to:

Investor Relations

ViaSat, Inc.
6155 El Camino Real Carlsbad, CA 92009

or

ir@viasat.com

PROPOSAL 1:

ELECTION OF DIRECTOR

      Our Board of Directors is divided into three classes with one class of our directors standing for election each year, generally for a three-year term. You are requested to vote for one nominee for director whose term expires at this annual meeting and who will be elected for a new three-year term and until his successor is elected and qualified. The nominee is Mark D. Dankberg.

      If no contrary indication is made, proxies in the accompanying form are to be voted for Mr. Dankberg or in the event that Mr. Dankberg is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by the Board of Directors to fill the vacancy. Mr. Dankberg is a member of the present Board of Directors.

Information Regarding Directors

      Provided below is information concerning the nominee to the Board of Directors, as well as those directors whose terms are continuing after the annual meeting.

NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS

For a Three-Year Term Expiring at the

2005 Annual Meeting of Stockholders

Name	Age	Present Position with ViaSat

Mark D. Dankberg	47	Chairman, President and Chief Executive Officer

      MARK D. DANKBERG was a founder of ViaSat and has served as Chairman of the Board, President and Chief Executive Officer of ViaSat since its inception in May 1986. Mr. Dankberg also serves as a director of REMEC, Inc., a publicly-held company that manufactures microwave multi-function modules, and Trellisware Technologies, Inc., a privately-held subsidiary of ViaSat that develops advanced signal processing technologies for communication applications. Prior to founding ViaSat, he was Assistant Vice President of M/A-COM Linkabit, a manufacturer of satellite telecommunications equipment, from 1979 to 1986 and Communications Engineer for Rockwell International Corporation from 1977 to 1979. Mr. Dankberg holds B.S.E.E. and M.E.E. degrees from Rice University.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Term Expiring at the 2004 Annual Meeting of Stockholders

Name	Age	Present Position with ViaSat

B. Allen Lay	67	Director
Dr. Jeffrey M. Nash	54	Director

      B. ALLEN LAY has been a director of ViaSat since 1996. From 1983 to 2001, he was a General Partner of Southern California Ventures, a venture capital company. Mr. Lay is currently a director of PairGain Technology, Inc., a publicly-held telecommunications company, Physical Optics Corporation, a privately-held optical systems company, Waveband Corporation, a privately-held wave scanning antenna company, and Dolphin Search, a privately-held data search company.

      DR. JEFFREY M. NASH joined ViaSat as a director in 1987. Since 1994, he has been President of Digital Perceptions Inc., a consulting and software development firm serving the defense, remote sensing, communications, aviation and commercial computer industries. From August 1995 until December 1997, he was President, Chief Executive Officer and a director of TransTech Information Management Systems, Inc., a privately-held company that provided software and mobile systems for the automobile towing and recovery industry. In addition to his role at ViaSat, Dr. Nash serves as a director of four San Diego based companies: JAYCOR Tactical Systems, Inc., a manufacturer of non-lethal personal defense equipment for law enforcement and security agencies; ORINCON Corporation, a privately-held defense technical services and software company; Prisa Networks, a privately-held manufacturer of high-end storage area network software and REMEC, Inc., a publicly-held company that manufactures microwave multi-function modules.

Term Expiring at the 2003 Annual Meeting of Stockholders

Name	Age	Present Position with ViaSat

Dr. Robert W. Johnson	52	Director
William A. Owens	62	Director

      DR. ROBERT W. JOHNSON has been a director of ViaSat since 1986. Dr. Johnson has worked in the venture capital industry since 1980, and has acted as an independent investor since 1988. Dr. Johnson currently serves as a director of Hi/fn Inc. and Previo, Inc., publicly-held companies that manufacture semiconductors and software for networking, data storage and storage management. Dr. Johnson holds B.S. and M.S. degrees in Electrical Engineering from Stanford University and M.B.A. and D.B.A. degrees from Harvard Business School.

      WILLIAM A. OWENS has been a director of ViaSat since August 1998. Mr. Owens has been Co-Chief Executive Officer and Vice Chairman of Teledesic LLC, a publicly-held telecommunications company, and Chairman and Chief Executive Officer of affiliated Teledesic Holdings Ltd. since August 1998. Mr. Owens was President, Chief Operating Officer and Vice Chairman of Science Applications International Corporation (SAIC), a privately-held firm, from March 1996 to August 1998. From February 1994 to February 1996, Mr. Owens was Vice Chairman of the Joint Chiefs of Staff and the nation’s second-ranking military officer. Mr. Owens has also served as Deputy Chief of Naval Operations for Resources, Warfare Requirements and Assessments, Commander of the U.S. Sixth Fleet and Senior Military Assistant to the Secretary of Defense. Mr. Owens currently serves as a director of Telstra LTD, a publicly-held telecommunications and information services company, Metal Storm LTD, a publicly-held developer of electronic ballistics technology, British American Tobacco, a publicly-held international cigarette manufacturer, IDT Corporation, a publicly-held telecommunications services provider, Tibco Software, Inc., a publicly-held business software solutions provider, Nortel Networks, a publicly-held global supplier of networking solutions and communications services, Symantec Corporation, a publicly-held provider of network security software, Polycom, Inc., a publicly-held communications equipment provider, ViAir, Inc., a privately-held provider of wireless data applications, and VoteHere, Inc., a privately-held provider of secure electronic and online voting systems. Mr. Owens holds a B.S. degree in Mathematics from the U.S. Naval Academy, B.A. and M.A. degrees in politics, philosophy and economics from Oxford University, and a M.S. degree in Management from George Washington University.

Board Committees and Meetings

      During the fiscal year ended March 31, 2002, the Board of Directors held five meetings. In that year, each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and all meetings held by all committees of the Board of Directors on which the director served. The Board of Directors has an Audit Committee and a Compensation Committee.

      Audit Committee. The Board of Directors has an Audit Committee currently consisting of Dr. Johnson, Mr. Lay and Dr. Nash. In accordance with the rules of The Nasdaq Stock Market, the Board of Directors adopted a formal written Audit Committee Charter in 2001. The Audit Committee Charter specifies that the principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to corporate accounting and systems of internal controls, our financial reporting practices, the quality and integrity of our financial reports and the independence and performance of our outside auditor. The Audit Committee held four meetings during fiscal year 2002 and no meetings subsequent to the completion of the fiscal year 2002 audit.

      Compensation Committee. The Board of Directors has a Compensation Committee currently consisting of Drs. Johnson and Nash. The responsibilities of the Compensation Committee include, among other things, reviewing, approving and reporting to the Board of Directors the compensation policies with respect to our executive officers, reviewing and making recommendations regarding the overall compensation policy, and administering our stock based compensation plans. The Compensation Committee held one meeting during fiscal year 2002.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

      The Audit Committee is comprised solely of independent directors, as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers, and it operates under a written charter adopted by the Board. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.

      The Audit Committee oversees ViaSat’s financial reporting process on behalf of the Board. The purpose of the Audit Committee, as more fully described in its charter, is the general oversight of ViaSat’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of ViaSat’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. ViaSat’s independent auditing firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the consolidated financial statements of ViaSat and expressing an opinion as to their conformity with generally accepted auditing standards.

      Among other matters, the Audit Committee monitors the activities and performance of ViaSat’s independent auditor, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace ViaSat’s independent auditors. The Audit Committee also reviews the results of the audit work with regard to the adequacy and appropriateness of ViaSat’s financial, accounting and internal controls.

      In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just acceptability, of the accounting principles, reasonableness of significant judgment, and clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditor, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements. In addition, the independent auditor represented that, its presentations included the matters required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

      ViaSat’s independent auditor also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent auditor that firm’s independence.

      Based on the review and discussions noted above, and the report of the independent auditors, the Audit Committee recommended to the Board of Directors that ViaSat’s audited financial statements be included in ViaSat’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002, and be filed with the Securities and Exchange Commission, or SEC.

      This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that ViaSat specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

Respectfully submitted,

Robert W. Johnson
B. Allen Lay
Jeffrey M. Nash

Compensation of Directors

      Members of the Board of Directors are reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. Each independent director is paid an annual fee of $6,000. In addition, each independent director is paid $1,500 for participation in each regular meeting of the Board of Directors and $500 for participation in each committee meeting. Each independent director at the time of initial election to the Board of Directors is granted an option to purchase 15,000 shares of our common stock and on the date of each subsequent annual meeting of stockholders is granted an option to purchase 8,000 shares of our common stock.

Vote Required; Recommendation of the Board of Directors

      If a quorum is present and voting at the annual meeting, the one nominee receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR MR. DANKBERG. PROXIES SOLICITED BY US WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table provides information regarding the ownership of ViaSat’s common stock as of July 19, 2002 by: (1) each director and nominee for director, (2) each of the executive officers of ViaSat, (3) all executive officers and directors of ViaSat as a group, and (4) all other stockholders known by ViaSat to be beneficial owners of more than five percent of its common stock. Unless otherwise indicated, the address for each of the stockholders listed below is c/o ViaSat, Inc., 6155 El Camino Real, Carlsbad, California 92009.

	Amount and Nature of	Percent Beneficial
Name or Group(1)	Beneficial Ownership(2)	Ownership

Mark D. Dankberg(3)	1,734,838	6.65
Steven R. Hart	1,112,126	4.27
Robert W. Johnson	572,763	2.20
Mark J. Miller	547,085	2.10
Gregory D. Monahan	400,437	1.54
B. Allen Lay(4)	363,995	1.40
Jeffrey M. Nash	358,179	1.38
Robert L. Barrie	134,074	*
Richard A. Baldridge	99,000	*
Stephen W. Cable	62,423	*
William A. Owens	27,267	*
Cathy B. Akin	6,000	*
All directors and executive officers as a group (12 persons)	5,418,187	20.40

*	Less than 1%

(1)	The information regarding beneficial ownership of ViaSat common stock has been presented according to rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership of ViaSat common stock includes any shares as to which a person has sole or shared voting power or investment power and also any shares that a person has the right to acquire within 60 days through the exercise of any stock option or other right. Under California and some other state laws, personal property owned by a married person may be community property that either spouse may manage and control. ViaSat has no information as to whether any shares shown in this table are subject to community property laws.

(2)	Includes the following shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of July 19, 2002: Mr. Dankberg — 84,001 option shares, Mr. Baldridge — 99,000 option shares, Mr. Monahan — 23,500 option shares, Mr. Miller — 24,500 option shares, Mr. Hart — 28,000 option shares, Mr. Barrie — 124,800 option shares, Mr. Cable — 54,300 option shares, Dr. Johnson — 43,267 option shares, Mr. Lay — 20,267 option shares, Dr. Nash — 12,266 option shares, Mr. Owens — 27,267 option shares and Ms. Akin — 6,000 option shares.

(3)	Includes 3,039 shares of common stock held by Mr. Dankberg’s children. Mr. Dankberg disclaims beneficial ownership of all these securities.

(4)	Includes (a) 30,400 shares of common stock held by Lay Charitable Remainder Unitrust, and (b) 65,506 shares of common stock held by Lay Living Trust.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The information provided below is submitted with respect to each of ViaSat’s executive officers.

Name	Age	Present Position with ViaSat

Mark D. Dankberg	47	Chairman of the Board, President and Chief Executive Officer
Richard A. Baldridge	44	Executive Vice President, Chief Financial Officer and Chief Operating Officer
Gregory D. Monahan	57	Vice President — Administration, General Counsel and Secretary
Steven R. Hart	49	Vice President — Engineering and Chief Technical Officer
Mark J. Miller	42	Vice President and Chief Technical Officer
Robert L. Barrie	58	Vice President — Operations
Stephen W. Cable	47	Vice President & General Manager — Broadband Systems
Cathy A. Akin	51	Vice President — Human Resources

      MARK DANKBERG was a founder of ViaSat and has served as Chairman of the Board, President and Chief Executive Officer of ViaSat since its inception in May 1986. For a more detailed discussion of Mr. Dankberg’s business experience see “Election of Directors — Information Regarding Directors” above.

      RICHARD A. BALDRIDGE has served as Executive Vice President, Chief Financial Officer and Chief Operating Officer of ViaSat since September 2000 and as Vice President and Chief Financial Officer from April 1999 to September 2000. Prior to joining ViaSat, Mr. Baldridge served as Vice President and General Manager of Raytheon Corporation’s Training Systems Division from January 1998 to April 1999. From June 1994 to December 1997, Mr. Baldridge served as Chief Operating Officer, Chief Financial Officer and Vice President — Finance and Administration for Hughes Information Systems and Hughes Training Inc., prior to their acquisition by Raytheon in 1997. Mr. Baldridge’s other experience includes various senior financial management roles with General Dynamics Corporation. Mr. Baldridge also serves as a director of Jobs for America’s Graduates and the National Alliance of Business (NAB). Mr. Baldridge holds a B.S. degree in Business Administration, with an emphasis in Information Systems, from New Mexico State University.

      GREGORY D. MONAHAN has served as Vice President, General Counsel and Secretary of ViaSat since April 1999 and as Vice President, Chief Financial Officer and General Counsel from December 1988 to April 1999. Prior to joining ViaSat, Mr. Monahan was Assistant Vice President of M/A-COM Linkabit from 1978 to 1988. Mr. Monahan holds a J.D. degree from the University of San Diego and B.S.M.E. and M.B.A. degrees from the University of California, Berkeley.

      STEVEN R. HART was a founder of ViaSat and has served as Vice President — Engineering and Chief Technical Officer since March 1997, as Vice President and Chief Technical Officer since 1993 and as Engineering Manager since 1986. Prior to joining ViaSat, Mr. Hart was a Staff Engineer and Manager at M/A-COM Linkabit from 1982 to 1986. Mr. Hart holds a B.S. in Mathematics from the University of Nevada, Las Vegas and a M.A. in Mathematics from the University of California, San Diego.

      MARK J. MILLER was a founder of ViaSat and has served as Vice President and Chief Technical Officer of ViaSat since 1993 and as Engineering Manager since 1986. Prior to joining ViaSat, Mr. Miller was a Staff Engineer at M/A-COM Linkabit from 1983 to 1986. Mr. Miller holds a B.S.E.E. degree from the University of California, San Diego and a M.S.E.E. degree from the University of California, Los Angeles.

      ROBERT L. BARRIE joined ViaSat in January 1997 as Vice President of Operations. Prior to joining ViaSat, Mr. Barrie was Vice President of Operations at Pacific Communications Sciences Inc. from 1987 to 1996. Mr. Barrie served in several positions at OAK Communications, Inc. from 1980 to 1986 including Vice President — Program Management. Mr. Barrie was a Vice President at LaPointe Industries from 1969 to 1980. Mr. Barrie holds a B.S. degree in Business from Charter Oak State College and an M.B.A. from National University.

      STEPHEN W. CABLE has served as Vice President & General Manager — Broadband Systems of ViaSat since September 2000 and as Vice President — Strategic Development from October 1998 to September 2000. Prior to joining ViaSat, Mr. Cable served as Director of Satcom Systems of Rockwell International Corporation’s Collins Government Systems Division from September 1997 to October 1998. From October 1994 to August 1997, Mr. Cable held various positions with Rockwell in its Communications Systems Division, including Director of Advanced Programs, Director of Engineering, Acting General Manager, Vice President — Rockwell Global Wireless and Chairman of the Strategic Planning Council for the Communications Systems Division. Mr. Cable holds B.S.E.E. and M.S.E. degrees in Electrical Engineering from Rice University.

      CATHY B. AKIN joined ViaSat in September 2000 as Vice President of Human Resources. Prior to joining ViaSat, Ms. Akin was Vice President of Human Resources at DataWorks/ Epicor Software from 1998 to 2000. From 1996 to 1998, Ms. Akin served as the Director of Human Resources for Uniden. Ms. Akin was also the Director of Human Resources for Spectragraphics from 1993 to 1996. Ms. Akin was the first President of the San Diego Tech Force, a consortium of companies whose charter is to attract high technology candidates to the San Diego area, and serves as an industry representative on the Workplace Learning and Rewards Subcommittee of San Diego’s first High Tech High School. Ms. Akin holds a B.S. degree in Business Management from San Diego State University.

Executive Compensation

      The following table provides summary information concerning compensation paid by us to, or on behalf of, our Chief Executive Officer and each of our four most highly compensated executive officers (collectively, the Named Executive Officers). Unless otherwise indicated, all references in this proxy statement to a fiscal year refer to the fiscal year ending on March 31. For example, references to fiscal year 2002 refer to the fiscal year beginning on April 1, 2001 and ending on March 31, 2002.

Summary Compensation Table

					Long-Term
					Compensation
					Awards

		Fiscal Year			Number of
		Compensation			Securities
	Fiscal				Underlying	All Other
Name	Year	Salary		Bonus	Options	Compensation(1)

Mark D. Dankberg	2002	$384,230	(2)	$185,000	80,000	$5,815
Chairman, President and	2001	330,000		102,000	60,000	5,211
Chief Executive Officer	2000	316,300	(2)	60,000	15,000	5,204
Richard A. Baldridge	2002	275,000		110,000	50,000	30,995	(3)
Chief Operating Officer and	2001	250,000		63,000	35,000	30,535	(3)
Chief Financial Officer	2000 (4)	185,423		—	160,000	18,426	(3)
Robert L. Barrie	2002	200,000		55,000	20,000	5,581
Vice President — Operations	2001	190,000		42,000	20,000	5,150
	2000	165,900		25,000	10,000	5,188
Stephen W. Cable	2002	195,000		60,000	20,000	4,925
Vice President — Broadband	2001	158,000		33,000	17,500	22,170	(3)
Systems	2000	153,495		15,000	6,000	4,212	(3)
Gregory D. Monahan	2002	195,000		55,000	20,000	5,450
Vice President, General	2001	175,000		42,000	22,500	5,095
Counsel and Secretary	2000	159,000		25,000	6,500	5,173

(1)	All other compensation consists only of matching 401(k) contributions by ViaSat, unless indicated otherwise.
(2)	Includes vacation pay out of $14,230 in 2002 and $50,000 in 2000.

(3)	Includes reimbursement for relocation expenses.

(4)	Richard Baldridge joined ViaSat on April 12, 1999.

      The following table provides summary information concerning individual grants of stock options made during fiscal year 2002 to each of our Named Executive Officers.

Option Grants In Last Fiscal Year

	Individual Grants
					Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates
	Securities	Options			of Stock Price Appreciation
	Underlying	Granted to	Exercise of		for Option Term(1)
	Options	Employees in	Base Price	Expiration
Name	Granted	Fiscal Year 2002	Per Share	Date	5%	10%

Mark D. Dankberg	80,000	8.12%	$13.16	12/11/11	$731,165	$1,787,867
Richard A. Baldridge	50,000	5.08	13.16	12/11/11	456,978	1,117,417
Robert L. Barrie	20,000	2.03	13.16	12/11/11	182,791	446,967
Stephen W. Cable	20,000	2.03	13.16	12/11/11	182,791	446,967
Gregory D. Monahan	20,000	2.03	13.16	12/11/11	182,791	446,967

(1)	These amounts represent assumed rates of appreciation in the price of the common stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the common stock and overall stock market conditions. There is no representation that the rates of appreciation reflected in this table will be achieved.

      The following table provides information concerning exercises of stock options by each of our Named Executive Officers, and the number of options and value of unexercised options held by each such person at March 31, 2002.

			Number of Securities		Value of Unexercised
	Number of		Underlying Unexercised		In-the-Money Options
	Shares		Options at Year-End		at Year-End(1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Mark D. Dankberg	—	—	66,001	163,999	$338,286	$284,614
Richard A. Baldridge	—	—	71,000	174,000	547,260	864,240
Robert L. Barrie	—	—	120,134	49,866	937,264	60,355
Stephen W. Cable	4,000	$47,000	52,300	72,000	444,814	366,740
Gregory D. Monahan	22,006	364,199	21,167	42,333	86,872	33,168

(1)	The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options at March 31, 2002 and the exercise price.

Compensation Plans

      The following table sets forth certain information as of July 19, 2002 about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans:

Equity Compensation Plan Table

			Number of Securities
			Remaining Available
			for Future Issuance
	Number of Securities		Under Equity
	to be Issued upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding Options	Outstanding Options	Securities Reflected
Plan Category	and Rights	and Rights	in Column(a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	4,277,048	15.39	1,844,422
Equity compensation plans not approved by security holders(2)	44,418	8.94	158,582

Total	4,321,466	15.32	2,003,004

(1)	Consists of two plans: (a) our 1996 Equity Participation Plan and (b) our Employee Stock Purchase Plan. See below for a more detailed discussion of these plans.

(2)	Consists of the U.S. Monolithics, L.L.C. 2000 Unit Incentive Plan. See below for a more detailed discussion of this plan.

      1996 Equity Participation Plan. In November 1996 we adopted The 1996 Equity Participation Plan of ViaSat, Inc. to update and replace our 1993 Stock Option Plan. The Equity Participation Plan provides for the grant to our executive officers, other key employees, consultants and non-employee directors of a broad variety of stock-based compensation alternatives such as nonqualified stock options, incentive stock options, restricted stock and performance awards. The Equity Participation Plan provides for aggregate award grants of up to 6,100,000 shares. As of July 19, 2002, options to purchase an aggregate of 4,277,048 shares of common stock at prices ranging from $4.25 to $43.82 were outstanding under the Equity Participation Plan.

      Employee Stock Purchase Plan. In November 1996 we established the ViaSat, Inc. Employee Stock Purchase Plan to assist our employees in acquiring a stock ownership interest in our company and to encourage them to remain in our employment. The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code. The Purchase Plan permits our eligible employees to purchase our common stock at a discount through payroll deductions during specified six-month offering periods. The Purchase Plan is administered by the Compensation Committee. Currently, a maximum of 1,000,000 shares of common stock are authorized for issuance under the Purchase Plan. As of July 19, 2002, an aggregate of 566,466 shares of common stock at prices ranging from $3.83 to $21.20 were issued under the Purchase Plan.

      U.S. Monolithics, LLC 2000 Unit Incentive Plan. In connection with our acquisition of U.S. Monolithics, LLC on January 4, 2002, options to purchase approximately 44,418 of our shares at a weighted average exercise price of $8.94 were assumed from the U.S. Monolithics, L.L.C. 2000 Unit Incentive Plan. Our stockholders have not approved the U.S. Monolithics Plan. The purpose of the U.S. Monolithics Plan is to assist the employees of U.S. Monolithics (which is now operated as a wholly-owned subsidiary of ViaSat) in acquiring a stock ownership interest in our company and to encourage them to remain employees of U.S. Monolithics. The U.S. Monolithics Plan authorizes the grant of non-qualified stock options and restricted stock covering an aggregate of 203,000 shares of our common stock. As of July 19, 2002, options to purchase an aggregate of 44,418 shares of common stock at a price of $8.94 were outstanding under the U.S. Monolithics Plan.

      401(k) Plan. We have established a tax-qualified employee savings and retirement plan effective January 1990 covering all employees who are at least 21 years of age. Under the 401(k) Plan, our employees may elect to reduce their current compensation by not less than 1.0% nor more than 15.0% of eligible compensation and have the amount of the reduction contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional cash contributions to the 401(k) Plan by us. The trustee under the 401(k) Plan invests the assets of the 401(k) Plan in designated investment options. The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code so that contributions to the 401(k) Plan, and income earned on plan contributions, are not taxable to our employees until withdrawn from the 401(k) Plan, and so that contributions by us are deductible by us when made for income tax purposes.

Compensation Committee Interlocks and Insider Participation

      During fiscal year 2002, the Compensation Committee was comprised of Drs. Johnson and Nash. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee.

Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors is responsible for administering our compensation policies and practices and approves all elements of compensation for our executive officers. The Compensation Committee reports regularly to the full Board of Directors on its activities. In general, the compensation policies adopted by the Compensation Committee are designed to provide competitive levels of compensation to:

•	attract and retain executives capable of leading us to meet our business objectives and

•	motivate our executives to enhance long-term stockholder value.

Executive Officer Compensation

      Our executive compensation program is comprised of base salary, annual cash incentive bonus and long-term incentive compensation in the form of stock option grants at current market prices.

      Our compensation program for executive officers is designed to provide a total compensation level (including both annual and long-term incentives) that is competitive with surveyed companies. For executive officers recently recruited by us, annual compensation rates and long-term incentive awards reflect amounts necessary to attract them to our company. The compensation program is benchmarked by using surveys of companies in the high technology industry with similar revenues and/or prospects. These companies, which are representative of the firms we compete with for executive talent and have jobs similar to those at our company in magnitude, complexity and scope of responsibility, form the basis for the survey group used by the Compensation Committee.

Components of Executive Compensation

•	Base salary is established by the Compensation Committee based on an executive’s job responsibilities, level of experience, individual performance and contribution to our company, and information obtained from surveys. The Compensation Committee believes that the executives base salaries are at competitive levels relative to the various markets from which our company attracts its executive talent.

•	Annual cash incentive bonus is established by the Compensation Committee at the end of the fiscal year and is based on our company’s performance, individual performance, and compensation surveys. Bonuses awarded in prior years are also taken into consideration. The bonuses are at risk and are not arithmetically derived using a bonus formula.

•	Long-term incentives include awards of stock options, restricted stock, and performance awards. The objective for the awards is to closely align executive interests with the longer-term interests of stockholders. These awards, which are at risk and dependent on the creation of incremental stockholder value or the attainment of cumulative financial targets over several years, represent a significant portion of the total compensation opportunity provided for the executive officers. Award sizes are based on individual performance, level of responsibility, the individual’s potential to make significant contributions to our company, and award levels at other companies in the survey group. Long-term incentives granted in prior years are also taken into consideration. For fiscal year 2002, the Compensation Committee determined that the only form of long-term incentive awards would be stock options. There were no restricted stock or performance awards granted during fiscal year 2002.

Compensation for the Chairman and Chief Executive Officer

      Based on the framework described above, the Compensation Committee determines the CEO’s compensation by judging his individual contributions to ViaSat’s business, level of responsibility, and career experience. The Compensation Committee does not believe that narrow quantitative measures or formulas are sufficient for determining Mr. Dankberg’s compensation. The Compensation Committee does not give specific weights to the factors considered, but the primary factor is the CEO’s individual contribution to the business. The Compensation Committee recognizes Mr. Dankberg’s outstanding contributions to ViaSat’s business performance during fiscal year 2002. Further, under Mr. Dankberg’s direction, ViaSat has achieved sixteen consecutive years of revenue growth and fifteen consecutive years of profitability. Considering all the factors, the Compensation Committee believes the combination of Mr. Dankberg’s base salary, annual cash bonus and long-term incentives is appropriately positioned relative to the CEO’s of other comparable U.S. based companies.

Deductibility of Compensation in Excess of $1 Million Per Year

      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s Chief Executive Officer and any of its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if specific requirements are met. For 2002 and 2003, we do not anticipate that there will be nondeductible compensation for the positions in question. The Compensation Committee plans to continue to review the matter for 2003 and future years in order to determine the extent of possible modification to our compensation arrangements.

Compensation Committee

Robert W. Johnson
Jeffrey M. Nash

PERFORMANCE GRAPH

      The following graph shows the value of an investment of $100 in cash on March 31, 1997 in (1) ViaSat’s common stock, (2) The NASDAQ Telecommunications Index and (3) The NASDAQ Composite Index. The graph assumes that all dividends were reinvested. The stock price performance shown on the graph is not necessarily indicative of future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG VIASAT, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

		NASDAQ	NASDAQ STOCK
	VIASAT, INC.	TELECOMMUNICATIONS	MARKET (U.S.)

3/31/97	100.00	100.00	100.00
6/30/97	154.67	125.33	118.32
9/30/97	221.33	145.15	138.34
12/31/97	145.33	157.44	129.51
3/31/98	189.33	200.40	151.57
6/30/98	204.67	211.96	155.74
9/30/98	88.00	187.13	140.52
12/31/98	107.33	260.56	182.60
3/31/99	95.33	327.72	204.77
6/30/99	162.67	347.62	224.00
9/30/99	190.67	317.29	229.57
12/31/99	532.00	464.88	339.32
3/31/00	768.00	493.50	380.94
6/30/00	578.67	389.54	331.23
9/30/00	477.33	310.98	304.80
12/31/00	280.00	198.00	204.10
3/31/01	322.67	174.44	152.35
6/30/01	509.44	165.18	179.56
9/30/01	380.59	120.29	124.58
12/31/01	332.80	132.56	161.95
3/31/02	299.09	94.30	153.42

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      Our financial statements for the fiscal year ended March 31, 2002 have been examined by PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP has been engaged as ViaSat Inc.’s auditor since 1992. Representatives of PricewaterhouseCoopers LLP are expected to be available at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so. We will select independent accountants for the current year sometime after the annual meeting.

      Audit Fees. PricewaterhouseCoopers LLP’s billed fees for our annual audit and review of interim financial statements for the 2002 fiscal year were $208,250.

      Financial Information Systems Design and Implementation Fees. PricewaterhouseCoopers LLP did not render any professional services to us during the 2002 fiscal year with respect to financial information systems design and implementation.

      All Other Fees. PricewaterhouseCoopers LLP’s fees for all other professional services rendered to us during the 2002 fiscal year were $264,074, including audit related services of $146,654, and non-audit services of $117,420. Audit related services included fees for due diligence on acquisitions, SEC registration statement review and accounting consultations. Non-audit services included fees for tax consultation, tax preparation, and other consultations. The Audit Committee has considered whether the provision of these services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

SECTION 16(a) REPORTING

      Under Section 16(a) of the Securities Exchange Act of 1934, as amended, directors, executive officers and beneficial owners of 10% or more of the common stock (Reporting Persons) are required to report to the SEC on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of the common stock. Based solely on our review of copies of such forms that we have received, or written representations from Reporting Persons, we believe that during the fiscal year ended March 31, 2002, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

      Any proposal of a stockholder of ViaSat intended to be presented at the next annual meeting of stockholders must be received by the Secretary of ViaSat not later than March 26, 2003 to be considered for inclusion in the our proxy statement and form of proxy relating to that meeting. In addition, if we have not received notice by June 16, 2003 of any matter a stockholder intends to propose for a vote at the next annual meeting of stockholders, then a proxy solicited by the Board of Directors may be voted on the matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting the proxy and without the matter appearing as a separate item on the proxy card.

OTHER MATTERS

      We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

All stockholders are urged to complete, sign and return

the accompanying endorsed proxy card in the enclosed envelope.

By Order of the Board of Directors

MARK D. DANKBERG
MARK D. DANKBERG
Chairman of the Board,
President and Chief Executive Officer

Carlsbad, California

July 24, 2002

ViaSat, Inc.
6155 El Camino Real
Carlsbad, CA 92009

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 3, 2002

     The undersigned stockholder(s) of VIASAT, INC. hereby constitutes and appoints Mark D. Dankberg and Gregory D. Monahan, and each of them, attorneys and proxies of the undersigned, each with power of substitution, to attend, vote and act for the undersigned at the annual meeting of stockholders of ViaSat to be held on September 3, 2002, and at any adjournment or postponement of the meeting, according to the number of shares of common stock of ViaSat that the undersigned may be entitled to vote, and with all powers that the undersigned would possess if personally present, as follows:

THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF THE NOMINEE SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.

(continued on reverse side)

                    -FOLD AND DETACH HERE -

VIASAT, INC.

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

PROPOSAL 1: Election of director:

[ ] FOR the nominee listed below (except as marked to the contrary below)	[ ] WITHHOLD AUTHORITY to vote for the nominee listed below

Mark D. Dankberg

     (INSTRUCTION: To vote for the nominee listed above, mark the FOR box; to withhold authority for the nominee listed above, mark the WITHHOLD AUTHORITY box.)

     In their discretion, the proxies are authorized to vote upon the other business as may properly come before the annual meeting.

     The undersigned revokes any prior proxy at the meeting and ratifies all that said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Stockholders and proxy statement is hereby acknowledged.

     Dated:________________ , 2002

(Signature(s) of stockholders)

     Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign; when signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized partner.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIASAT, INC. PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.